UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 3, 2021

Green Dot Corporation
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34819	95-4766827
(Commission File Number)	(IRS Employer Identification No.)

3465 E. Foothill Blvd.
Pasadena,	California	91107	(626)	765-2000
(Address of Principal Executive Offices)			(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Class A Common Stock, $0.001 par value	GDOT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.
Effective beginning with the first quarter of 2021, Green Dot Corporation (“Green Dot”) realigned its segment financial reporting based on how its current Chief Operating Decision Maker (“CODM”) manages its businesses, including resource allocation and performance assessment. Its CODM organizes and manages the business primarily on the basis of the channels in which its product and services are offered and uses net revenue and segment profit to assess profitability. Segment profit reflects each segment's net revenue less direct costs, such as sales and marketing expenses, processing expenses, third-party call center support and transaction losses. As a result of this realignment, Green Dot’s operations are now aggregated amongst three reportable segments: 1) Consumer Services, 2) Business to Business ("B2B") Services and 3) Money Movement Services.
Green Dot’s Consumer Services segment consists of revenues and expenses derived from deposit account programs, such as consumer checking accounts, prepaid cards, secured credit cards, and gift cards that Green Dot offers to consumers (i) through distribution arrangements with more than 90,000 retail locations and thousands of neighborhood Financial Service Center locations (the "Retail" channel), and (ii) directly through various marketing channels, such as online search engine optimization, online displays, direct mail campaigns, mobile advertising, and affiliate referral programs (the "Direct" channel).
Green Dot’s B2B Services segment consists of revenues and expenses derived from (i) its partnerships with some of America's most prominent consumer and technology companies that make Green Dot's banking products and services available to their consumers, partners and workforce through integration with Green Dot’s banking platform (the "Banking-as-a-Service", or "BaaS" channel), and (ii) a comprehensive payroll platform that Green Dot offers to corporate enterprises (the "Employer" channel) to facilitate payments for today’s workforce. Green Dot’s products and services in this segment include deposit account programs, such as consumer and small business checking accounts and prepaid cards, as well as its Simply Paid Disbursements services utilized by its partners.
Green Dot’s Money Movement Services segment consists of revenues and expenses generated on a per transaction basis from its services that specialize in facilitating the movement of cash on behalf of consumers and businesses, such as money processing services and tax refund processing services. Green Dot’s money processing services are marketed to third-party banks, program managers, and other companies seeking cash deposit and disbursement capabilities for their customers. Those customers, including Green Dot's own cardholders, can access Green Dot's cash deposit and disbursement services at any of the locations within its network of retail distributors and neighborhood Financial Service Centers. Green Dot markets its tax-related financial services through a network of tax preparation franchises, independent tax professionals and online tax preparation providers.
Green Dot's Corporate and Other segment primarily consists of net interest income earned by Green Dot’s subsidiary bank, eliminations of intersegment revenues and expenses, unallocated corporate expenses, and other costs that are not considered when management evaluates segment performance.
Additionally, beginning with the first quarter of 2021, Green Dot has provided certain key metrics at the realigned segment level and has revised the definition of its direct deposit active accounts metric. Following these changes, the direct deposit active accounts metric only consists of accounts in its Consumer Services segment and no longer includes direct deposit active accounts in its B2B Services segment. Based on the economic structure of its partnerships within its B2B Services segment, Green Dot believes that total active accounts is the most relevant key metric for the B2B Services segment. Green Dot also narrowed the definition of "direct deposit active account" to include only active accounts that have received one or more payroll or government benefit transaction during the period. Prior period metrics have been restated to conform to the current definition. Green Dot’s direct deposit active accounts within its Consumer Services segment, on average, have the longest tenure and generate the majority of its gross dollar volume in any period and thus, generate more revenue over their lifetime than other active accounts.
Green Dot reflected these changes to its segment information and key metrics retrospectively to the quarterly and full year December 31, 2019 and 2020 financial results. These changes have no impact on Green Dot’s previously reported consolidated financial results. Schedules of the revised segment results and key metrics are attached hereto as Exhibit 99.01. Each segment measure has been reconciled to the most directly comparable GAAP measure therein.
The information furnished in this Current Report, including the exhibit hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.
    (d) Exhibits.

Exhibit Number	Description of Exhibits

99.01	Supplemental revised segment financial results for fiscal years ended December 31, 2019 and 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN DOT CORPORATION

By:	/s/ Jess Unruh
Jess Unruh
Interim Chief Financial Officer

Date: May 3, 2021